UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Covad Communications Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Covad Communications Group, Inc.
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Covad Communications Group, Inc.
Commission File No.: 001-32588
The following communication was sent to stockholders of Covad Communications Group, Inc. on February 7, 2008.
COVAD LETTERHEAD
REMINDER — YOUR VOTE IS VERY IMPORTANT
February 7, 2008
Dear Covad Stockholder:
We recently sent you very important proxy material for the Special Meeting of Stockholders to be held February 29, 2008. The Special Meeting is being held to approve the merger of Covad Communications Group, Inc. with CCGI Holding Corporation. If the merger is completed, Covad stockholders will receive $1.02 in cash, without interest and less any applicable withholding tax, for each share of Covad common stock owned by them as of the date of the merger.
In order for the merger to be approved, we need a majority of all outstanding shares to vote “FOR” the merger. After careful consideration, our board of directors determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Covad and its stockholders. Our board of directors has unanimously approved the merger agreement and recommends that you vote “FOR” approval of the adoption of the merger agreement.
According to our latest records, we have not received your vote.
Your vote is important to us, and we need your support. A failure to cast any vote on the merger proposal will have the same effect as a vote against the proposal. Therefore, regardless of the number of shares you own, it is important that you vote your shares so that they will be represented at the Special Meeting. Even if you plan to attend the Special Meeting, please vote your shares now so that your vote can be counted without delay.
To vote your shares, please follow the simple instructions on the enclosed proxy voting form. Prior to the Special Meeting, you may vote your shares by phone, Internet or mail. Remember, your broker cannot vote your shares unless you instruct him or her to do so and a failure to vote on the proposal is the same as a vote against the merger proposal.
If you have any questions relating to this stockholder meeting or voting your shares, you may call our proxy solicitor, The Altman Group, toll-free at 800-217-0538 .
On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.
Thank you in advance for your support and for acting promptly.
On behalf of your Board of Directors,

Charles Hoffman
President and Chief Executive Officer
If you have recently submitted your proxy,
please accept our thanks and disregard this request.
*     *     *